Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Virgin Mobile USA, Inc. of our reports dated April 17, 2007, March 1, 2007 and April 23, 2007 relating to the financial statements of Virgin Mobile USA, Inc., Virgin Mobile USA, LLC and Bluebottle USA Investments L.P., respectively, which appear in the Virgin Mobile USA, Inc. Prospectus included in Amendment No. 7 to Registration Statement on Form S-1 (File No. 333-142524).

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

October 10, 2007